Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of International Tower Hill Mines Ltd. of our report dated March 9, 2020, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of International Tower Hill Mines Ltd. for the years ended December 31, 2019 and 2018.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

July 31, 2020